SERIES A PREFERRED STOCK PURCHASE AGREEMENT

This SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”) is dated as of April 24, 2013 by and among Point Capital, Inc., a Delaware Corporation (formerly, Gold Swap Inc., a New York corporation) (the “Company”), and each of the purchasers of shares of Series A Preferred Stock of the Company identified on the signature pages hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

The parties hereto agree as follows:

Article I.

Purchase and Sale of Preferred Stock

Section 1.01     Purchase and Sale of Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers and each of the Purchasers shall purchase from the Company, the number of shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, at a purchase price equal to $100 per share (the “Preferred Shares”) in the amounts set forth on the signature pages hereto. The designation, rights, preferences and other terms and provisions of the Series A Preferred Stock are set forth in the Certificate of Designation attached hereto as Exhibit A (the “Certificate of Designation”). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), or Section 4(2) of the Securities Act. All funds shall be deposited and held in escrow with Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, NY 11581, and promptly refunded without interest or deduction unless at least $400,000 of Preferred Shares have been sold and paid for by April 25, 2013.

Section 1.02    Purchase Price and Closing. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, each Purchaser, severally but not jointly with respect to the amounts set forth on such Purchaser’s signature page hereto, agrees to purchase the Preferred Shares for an aggregate purchase price of up to $1,000,000 (the “Purchase Price”). The closing of the purchase and sale of the Preferred Shares to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581 (the “Closing”) at 10:00 a.m., New York time (i) on or before April 25, 2013; provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchasers and the Company may agree upon (the “Closing Date”). Subject to the terms and conditions of this Agreement, the Company shall deliver or cause to be delivered to the Escrow Agent (as hereinafter defined) prior to the Closing (x) a certificate for the number of Preferred Shares set forth on such Purchaser’s signature page hereto, and (y) any other documents required to be delivered pursuant to Article IV hereof.

Section 1.03    Escrow. Pending the Closing, all funds paid hereunder shall be deposited by the Purchasers in an account maintained by Grushko & Mittman, P.C. (the “Escrow Agent”) for the benefit of the Purchasers (the “Escrow Account”). At the Closing, the Purchase Price shall be paid by the Purchasers to the Company by wire transfer pursuant to the release of the funds held in the Escrow Account to an account designated in writing by the Company prior to the Closing.

Article II.

Representations and Warranties

Section 2.01     Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers, as of the date hereof and the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a)     Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries, and no subsidiaries are identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, including the accompanying financial statements filed with the Commission on March 5, 2013 (the “Form 10-K”). The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.01(c) hereof) on the Company’s financial condition.

(b)     Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Escrow Agreement by and among the Company, the Purchasers and the Escrow Agent, dated as of the date hereof, substantially in the form of Exhibit B attached hereto (the “Escrow Agreement”), and the Certificate of Designation (collectively, the “Transaction Documents”), to issue and sell the Preferred Shares in accordance with the terms hereof and otherwise carry out its obligations thereunder. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)     Capitalization. The authorized capital stock of the Company, the number of shares of such capital stock issued and outstanding, and the number of shares of capital stock reserved for issuance upon the exercise or conversion of all outstanding warrants, stock options, and other securities issued by the Company are set forth on Schedule 2.01(c) hereto. All of the outstanding shares of the common stock, par value $0.0001 per share (the “Common Stock”) and any other outstanding security of the Company have been duly and validly authorized, are validly issued, fully paid and non-assessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom. Except as set forth in this Agreement and as set forth on Schedule 2.01(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights, registration rights, rights of first refusal or similar rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever granted by the Company or existing pursuant to agreements to which the Company is a party and relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth on Schedule 2.01(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth on Schedule 2.01(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.01(c) hereto, the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. Except as disclosed on Schedule 2.01(c) or 2.01(k) hereto, (i) there are no outstanding debt securities, or other form of material debt of the Company, (ii) there are no outstanding securities of the Company or any of its subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings, agreements or arrangements by which the Company is or may become bound to redeem a security of the Company, (iii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements, or any similar plan or agreement and (iv) as of the date of this Agreement, except as disclosed on Schedule 2.01(c) hereto, to the Company’s knowledge, no Person (as defined below) or group of related Persons beneficially owns or has the right to acquire by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the Common Stock. Except as set forth on Schedule 2.01(c), any Person with any right to purchase securities of the Company that would be triggered as a result of the transactions contemplated hereby or by any of the other Transaction Documents has waived such rights or the time for the exercise of such rights has passed. Except as set forth on Schedule 2.01(c) hereto, there are no options, warrants or other outstanding securities of the Company, the vesting of which will be accelerated by the transactions contemplated hereby or by any of the other Transaction Documents. The Company has furnished or made available to the Purchasers true and correct copies of the Company’s Articles of Incorporation as in effect on the date hereof (the “Articles”), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”). For purposes of this Agreement, “Person” shall mean an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, assets, properties, prospects or financial condition of the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to perform any of its obligations under the Transaction Documents in any material respect.

(d)     Issuance of Shares. The Preferred Shares to be issued at the Closing have been duly authorized by all necessary corporate action and the Preferred Shares, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and non-assessable and entitled to the rights and preferences set forth in the Certificate of Designation.

(e)     No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designation, and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) conflict with or violate any provision of the Company’s Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(f)     Commission Documents, Financial Statements. The Company is required to file Forms 10-K, 10-Q and 8-K under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 15(d) of the Exchange Act from November, 2011 through the date hereof (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”). The Company has made available to each of the Purchasers true and complete copies of the Commission Documents. The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transaction contemplated by this Agreement. At the times of their respective filings, the Commission Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents and, as for their respective dates, none of the Commission Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)     Subsidiaries. As of the date of this Agreement and the Closing Date, the Company has no subsidiaries. For the purposes of this Agreement, “subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries.

(h)     No Material Adverse Change. Since December 31, 2012, the Company has not experienced or suffered any Material Adverse Effect or any event, occurrence or development that could reasonably be expected to result in a Material Adverse Effect.

(i)     No Undisclosed Liabilities. Other than as set forth in the Commission Documents, the Company has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s business since December 31, 2012 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

(j)     No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k)     Indebtedness. Schedule 2.01(k) hereto sets forth as of a recent date all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $10,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $10,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness.

(l)     Title to Assets. The Company has good and marketable title to all of its real and personal property reflected in the Form 10-K, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those that, individually or in the aggregate, do not cause and are not reasonably likely to cause a Material Adverse Effect. All leases of the Company, if any, are valid and subsisting and in full force and effect.

(m)     Actions Pending. Except as disclosed in the Commission Documents, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, or any of its properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company.

(n)     Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except for such noncompliance that, individually or in the aggregate, would not cause a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o)     Taxes. The Company has accurately prepared and filed all federal, state, foreign and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current taxes and other charges to which the Company is subject and that are not currently due and payable. None of the federal income tax returns of the Company has been audited by the Internal Revenue Service (the “IRS”). The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any subsidiary for any completed tax period, nor of any basis for any such assessment, adjustment or contingency.

(p)     Certain Fees. Except as set forth on Schedule 2.01(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any Purchaser with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(q)     Disclosure. Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company in connection with the transactions contemplated by this Agreement (the “Disclosure Materials”) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(r)     Intellectual Property. Except as disclosed on Schedule 2.01(r), the Company owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations as set forth in the Form 10-K, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

(s)     Environmental Compliance. The Company has obtained all approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws and used in its business unless the failure to possess such approvals, authorizations, certificates, consents, licenses, orders or permits, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, the Company is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws and there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(t)     Books and Record Internal Accounting Controls. The books and records of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences. The Company has established disclosure controls and procedures for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities.

(u)     Material Agreements. Except as disclosed on Schedule 2.01(u), the Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 or applicable form (collectively, “Material Agreements”) if the Company was registering securities under the Securities Act that has not been so filed with the Commission and publicly available at the Commission’s EDGAR website. The Company has in all material respects performed all the obligations required to be performed by it to date under the foregoing agreements, has received no notice of default and are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company limits or shall limit the payment of dividends on the Company’s Preferred Shares, or its Common Stock.

(v)     Transactions with Affiliates. Except as set forth in the Form 10-K, or a Form 10-Q or a Form 8-K filed with the Commission after the filing date of the Form 10-K or as contemplated by Schedule 3.16(a), there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (i) the Company on the one hand, and (ii) on the other hand, any officer or director of the Company, or any person owning 5% or more of any class of the Company’s voting securities or any member of the immediate family of such officer, director or shareholder or any corporation or other entity controlled by such officer, director or shareholder, or a member of the immediate family of such officer, director or shareholder (each an “Affiliate”).

(w)     Securities Act of 1933. Based in material part upon the representations herein of the Purchasers, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Preferred Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has sold, offered to sell or solicited offers to buy any of the Preferred Shares, or similar securities to, or solicited offers with respect thereto from, or entered into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Preferred Shares under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Preferred Shares.

(x)     Governmental Approvals. Except for the filing of any notice subsequent to the Closing Date that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D and the filing of the Certificate of Designation with the Secretary of State for the State of Delaware, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Preferred Shares for the performance by the Company of its obligations under the Transaction Documents.

(y)     Employees. The Company has no collective bargaining arrangements or agreements covering any of its employees. Except as set forth on Schedule 2.01(y) hereto, the Company has no employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company. No officer, consultant or key employee of the Company whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.

(z)     Absence of Certain Developments. Except as set forth on Schedule 2.01(z) hereto, since December 31, 2012 except as disclosed in the Form 10-K or in the Information Statement filed with the Commission on December 28, 2012 pursuant to Section 14(c) of the Exchange Act, the Company has not:

(i)   issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii)   borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) in excess of $5,000, except current liabilities incurred in the ordinary course of business that are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s business;

(iii)   discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv)   declared or made any payment or distribution of cash or other property to shareholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v)   sold, assigned or transferred any other tangible assets, or canceled any material debts or claims, except in the ordinary course of business;

(vi)   sold, assigned or transferred any material patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business;

(vii)   suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business from an existing customer;

(viii)   made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix)   made capital expenditures or commitments therefor that aggregate in excess of $5,000;

(x)   entered into any other contract or agreement involving payment obligations of more than $5,000 other than in the ordinary course of business, or entered into any other material contract or agreement involving payment obligations of more than $5,000 or performable over a period of more than one year, whether or not in the ordinary course of business;

(xi)   made charitable contributions or pledges;

(xii)   suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii)   experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

(xiv)   entered into an agreement, written or otherwise, to take any of the foregoing actions.

(aa)   Reserved.

(bb)   ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company that is or would be materially adverse to the Company. The execution and delivery of this Agreement and the issuance and sale of the Preferred Shares will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that, if any of the Purchasers, or any Person that owns a beneficial interest in any of the Purchasers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.01(bb), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) that is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated, which, together with the Company is under common control, as described in Section 414(b) or (c) of the Code.

(cc)   DTC Status. The Company’s transfer agent is a participant in, and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program.

(dd)   No Integrated Offering. Except as disclosed on Schedule 2.01(dd), neither the Company, nor any of its affiliates, nor any person acting on its behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Preferred Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would prevent the Company from selling the Preferred Shares pursuant to Rule 506 under the Securities Act, or any applicable exchange-related shareholder approval provisions, nor will the Company or any of its affiliates take any action or steps that would cause the offering of the Preferred Shares to be integrated with other offerings. The Company does not have any registration statement pending or effective before the Commission or currently under the Commission’s review.

(ee)   Sarbanes-Oxley Act. The Company is in compliance with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), if applicable, and the rules and regulations promulgated thereunder that are effective, and intends to comply with other applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder upon the effectiveness of such provisions.

(ff)   Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that to the best of its knowledge, the decision of each Purchaser to purchase securities pursuant to this Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company that may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

(gg)   Listing. The Company’s common stock is quoted on the OTC Bulletin Board (“OTCBB”) under the symbol GDSW. The Company has not received any oral or written notice that its common stock is not eligible nor will become ineligible for quotation on the OTCBB nor that its common stock does not meet all requirements for the continuation of such quotation. The Company satisfies all the requirements for the continued quotation of its common stock on the OTCBB. The Company has filed with the Commission a Form 8-A to become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. As of the Closing Date, the Company will be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(hh)    Application Of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Preferred Shares and the Purchasers’ ownership of the Preferred Shares.

(ii)    Foreign Corrupt Practices. The Company nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(jj)    Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is not disclosed in its financial statements that should be disclosed in accordance with GAAP and that would be reasonably likely to have a Material Adverse Effect.

(kk)    Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Preferred Shares or (ii) other than any placement agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Preferred Shares.

(ll)    No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. The Company’s accountants are set forth in the Form 10-K. To the Company’s knowledge, such accountants are an independent registered public accounting firm as required by the Securities Act.

(mm)    Material Non-Public Information. Except with respect to the transactions contemplated hereby that will be publicly disclosed pursuant to Section 3.13 hereto, the Company has not provided any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information.

(nn)    Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(oo)    Survival. The foregoing representations and warranties shall survive the Closing Date.

Section 2.02    Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other Purchaser:

(a)    Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)    Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Preferred Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, shareholders, or partners, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms thereof.

(c)    Purchase For Own Account. Each Purchaser is acquiring the Preferred Shares solely for its own account and not with a view to or for sale in connection with distribution of such Preferred Shares in violation of the Securities Act. Each Purchaser does not have a present intention to sell the Preferred Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Preferred Shares to or through any Person; provided, however, that by making the representations herein and subject to Section 2.02(g) below, such Purchaser does not agree to hold the Preferred Shares for any minimum or other specific term and reserves the right to dispose of the Preferred Shares at any time in accordance with federal and state securities laws applicable to such disposition. Each Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Preferred Shares and that it has been given full access to such records of the Company and to the officers of the Company and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

(d)    Status of Purchasers. Such Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act and as indicated on the attached investor questionnaire. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer.

(e)    Opportunities for Additional Information. Each Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser’s personal knowledge of the Company’s affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents.

(f)    No General Solicitation. Each Purchaser acknowledges that the Preferred Shares were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(g)    Rule 144. Purchaser understands that the Preferred Shares must be held indefinitely unless such Preferred Shares are registered under the Securities Act or an exemption from registration is available. Purchaser acknowledges that Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Purchaser understands that to the extent that Rule 144 is not available, Purchaser will be unable to sell any Preferred Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(h)    General. Purchaser understands that the Preferred Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Preferred Shares.

(i)    Survival. The foregoing representations and warranties shall survive the Closing Date.

Article III.
Covenants

The Company covenants with the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees.

Section 3.01    Legend. Each certificate representing the Preferred Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

Section 3.02    Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Preferred Shares as required under Regulation D, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares to the Purchasers or subsequent holders. The Company shall take such action as the Company shall reasonably determine is necessary to be taken in order to obtain an exemption for or to qualify the Preferred Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States and make all filings and reports relating to the offer and sale of the Preferred Shares required under applicable securities or “Blue Sky” laws. In addition, the Company shall take all such actions and make any filings as may be required under applicable law in connection with the offer and sale of any Preferred Shares in any foreign jurisdictions.

Section 3.03    Reporting Obligations. So long as any Purchaser holds any Preferred Shares (the “Public Reporting Period”), the Company shall comply in all respects with its reporting and filing obligations under the Exchange Act and shall not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. Upon the request of the Purchasers, the Company shall deliver to the Purchasers a written certification of a duly authorized officer as to whether it has complied with such requirements. During any period in which the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Preferred Shares are outstanding, the Company will provide holders of Preferred Shares, without cost, copies of SEC Reports that the Company would have been required to file pursuant to Section 13 or 15(d) of the Exchange Act if the Company was subject to such provisions or, alternatively, the Company will voluntarily file SEC Reports as if the Company was subject to Section 13 or 15(d) of the Exchange Act.

Section 3.04    Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

Section 3.05    Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.06    Amendments. The Company shall not amend or waive any provision of the Certificate or Bylaws of the Company in any way that would adversely affect the liquidation preferences, dividends rights, conversion rights or voting rights of the Preferred Shares; provided, however, that any other class or series of equity securities which by its terms shall rank senior to the Preferred Shares may be created and issued with the prior written consent of a Majority in Interest (as defined in Section 6.11).

Section 3.07    Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company under any Transaction Document, including, without limitation, the payment of dividends on the Preferred Shares.

Section 3.08    Use of Proceeds. The net proceeds from the sale of the Preferred Shares hereunder shall be used by the Company for the purposes set forth on Schedule 3.08; provided, however, the net proceeds from the sale of the Preferred Shares hereunder shall not be used to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock.

Section 3.09    Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement consenting to the delivery of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Section 3.10    Integration. The Company shall not, and shall use its best efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Preferred Shares in a manner that would require the registration under the Securities Act of the sale of the Preferred Shares to the Purchasers.

Section 3.11    Disclosure of Transaction. The Company shall file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement and the Certificate of Designation) on the first Trading Day following the Closing Date, which Form 8-K shall be subject to prior review and comment by the Purchasers. The Purchasers shall be provided with at least two Trading Days to review the Form 8-K prior to its filing. “Trading Day” means any day during which the New York Stock Exchange (or other principal exchange on which the Common Stock is traded) shall be open for trading.

Section 3.12    Variable Offering Restriction. Subject to the consent of a Majority in Interest, for so long as Preferred Shares are outstanding, the Company will not enter into or exercise any Equity Line of Credit or similar agreement, nor issue nor agree to issue any floating or Variable Priced Equity Linked Instruments nor any of the foregoing or equity with price reset rights (collectively, the “Variable Rate Restrictions”). For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions).

Section 3.13    Offering Restrictions. For so long as any Preferred Shares are outstanding, except for the Excepted Issuances (defined below), the Company will not enter into an agreement to issue nor issue any equity, convertible debt or other securities convertible into Common Stock or equity of the Company nor modify any of the foregoing which may be outstanding at anytime, without the prior written consent of a Majority in Interest.

“Excepted Issuances” shall mean (i) full or partial consideration in connection with a bona fide strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, and which have been approved by a Majority in Interest, (ii) the Company’s issuance of securities or debt in connection with bona fide strategic license agreements and other bona fide partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, and which have been approved by a Majority in Interest, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans described on Schedule 3.13 , (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement on the terms disclosed in the Commission Documents and which securities are also described on Schedule 3.13, (v) up to an aggregate of 10,000 Preferred Shares at $100 per Preferred share, and (vi) Common Stock to be issued in the Qualified Offering (as defined in Section 3.16).

Section 3.14    Negative Covenants. So long as at least 1,000 shares of Preferred Stock are outstanding, without the consent of the holders of a Majority in Interest, the Company will not directly or indirectly:

(a) create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired except for: (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; (b) carriers’, warehousemen’s, mechanic’s, material men’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company’s business up to the amount of the purchase price of such property; (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property and (g) Liens otherwise set forth on Schedule 3.14(a) hereto;

(b) amend its articles of incorporation, bylaws or its charter documents so as to materially and adversely affect any rights of the Purchasers;

(c) repay, repurchase or offer to repay, repurchase or otherwise acquire or make any cash dividend or cash distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents; or

(d) except as set forth on Schedule 3.14(d) hereto, engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 (excluding sales commissions) other than (i) for payment of salary, or fees for services rendered, pursuant to and on the terms of a written contract in effect at least five days prior to the Closing Date, a copy of which has been provided to the Purchaser at least four days prior to the Closing Date, which contracts may be extended on terms customary and reasonable within the marketplace, (ii) reimbursement for authorized expenses incurred on behalf of the Company, (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company disclosed in the Commission Documents, or (iv) other transactions disclosed in the Commission Documents.

3.15    DTC Program. So long as at least 500 shares of Preferred Stock are outstanding, the Company will employ as the transfer agent for the Common Stock a participant in the Depository Trust Company Automated Securities Transfer Program.

3.16    Qualified Offering. Not later than the sooner of (i) June 28, 2013, or (ii) five business days after the day the Company satisfies the asset coverage requirements of Section 18(h) and 61 of the Investment Company Act of 1940, the Company will elect to be a business development company (“BDC”) under the Investment Company Act of 1940, and file with the Commission a Form N-54 in connection therewith. In any event, not later than July 10, 2013, the Company will satisfy all of the requirements of a BDC and be in compliance with all such requirements. In order to satisfy requirements in connection with the filing of Form N-54 and qualifying as a business development company, the Company will raise not less than $1,000,000 from the sale of Common Stock on the terms and conditions set forth in Schedule 3.16 (the “Qualified Offering”). The closing of the Qualified Offering must take place prior to June 28, 2013.

3.17    Articles and Bylaws. Annexed hereto as Exhibit C are true and accurate copies of the Company’s Articles of Incorporation and Bylaws in effect on the Closing Date.

Article IV.
CONDITIONS

Section 4.01    Conditions Precedent to the Obligation of the Company to Sell the Preferred Shares. The obligation hereunder of the Company to issue and sell the Preferred Shares to the Purchasers is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)    Accuracy of Each Purchaser’s Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)    Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

(c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)    Delivery of Purchase Price. The Purchase Price for the Preferred Shares shall have been delivered to the Escrow Agent.

(e)    Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Purchasers and, with respect to the Escrow Agreement, by the Escrow Agent, to the Company.

Section 4.02    Conditions Precedent to the Obligation of the Purchasers to Purchase the Preferred Shares. The obligation hereunder of each Purchaser to acquire and pay for the Preferred Shares is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion.

(a)    Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all respects as of such date.

(b)    Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c)    No Suspension, Etc. Trading in the Company’s Common Stock shall not have been suspended by the Commission or the OTCBB and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Preferred Shares.

(d)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)    No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f)    Certificate of Designation. The Certificate of Designation in the form of Exhibit A attached hereto shall have been accepted for filing with the Secretary of State of Delaware.

(g)    Certificates. The Company shall have executed and delivered to the Purchasers at the Closing the certificates for the Preferred Shares in such denominations as such Purchaser shall request.

(h)    Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.01(b) hereof in the form reasonably acceptable to the Purchasers (the “Resolutions”).

(i)    Escrow Agreement. The Company and the Escrow Agent shall have executed and delivered the Escrow Agreement to the Purchasers.

(j)    Minimum Escrow Deposit. The Purchasers shall have deposited at least $400,000 into the Escrow Account and shall have delivered executed signature pages to this Agreement to the Company committing to purchase at least an aggregate of $400,000 of Preferred Shares.

(k)    Secretary’s Certificate. The Company shall have delivered to the Purchasers a secretary’s certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Articles, (iii) the Bylaws, (iv) the Certificate of Designation, each as in effect at the Closing, and (v) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(l)    Officer’s Certificate. The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.02 as of the Closing Date.

(m)    Material Adverse Effect. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect.

(o)    Opinions of Counsel. At the Closing, the Purchasers shall have received an opinion of counsel to the Company dated the date of the Closing and in such form as reasonably acceptable to the Purchasers.

Article V.
Indemnification

Section 5.01    General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

Section 5.02    Indemnification Procedure. Any party entitled to indemnification under this Article V (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article V except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect to such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld. Notwithstanding anything in this Article V to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law. To the extent that the foregoing undertaking by the Company is unenforceable for any reason, the Company will make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities that is permissible under applicable law.

Article VI.
Miscellaneous

Section 6.01    Fees and Expenses. Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay all reasonable attorneys’ and escrow agent out-of-pocket expenses incurred by the Purchasers in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated thereunder. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Preferred Shares, this Agreement or the other Transaction Documents, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The Company shall pay all transfer agent fees, stamp or other similar taxes and duties levied in connection with issuance of the Preferred Shares.

Section 6.02    Specific Enforcement, Consent to Jurisdiction.

(a)    The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)    Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 6.02 shall affect or limit any right to serve process in any other manner permitted by law.

Section 6.03    Entire Agreement; Amendment. This Agreement (including all exhibits and schedules hereto) and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and a Majority in Interest, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to fewer than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

Section 6.04    Conversion Procedure. The form of Notice of Conversion included in the Certificate of Designation sets forth the totality of the procedures required of the Purchasers in order to convert the Preferred Stock. No additional legal opinion, other information or instructions shall be required of the Purchasers to convert their Preferred Stock. The Company shall honor conversions of the Preferred Stock and shall deliver the Common Stock issuable upon conversion of the Preferred Stock in accordance with the terms, conditions and time periods set forth in the Certificate of Designation.

Section 6.05    Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy, e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a)	If to the Company:

Point Capital, Inc.
5 Patriot Centre
285 Grand Avenue
Englewood, NJ 07631
Fax No.: (201) 408-5125

with copies to:

David Lubin, Esq.
David Lubin & Associates
10 Union Avenue, Suite 5
Lynbrook, NY 11563
Fax No.: (516) 887-8250

(b)	If to any Purchaser at the address of such Purchaser set forth on the signature pages hereto, with copies to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Attention: Edward M. Grushko, Esq.
Fax No.: (212) 697-3575

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 6.06    Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 6.07    Successors and Assigns; Restrictions on Transfer. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers.

Section 6.08    No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 6.09   Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all rights to a trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 6.10    Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing hereunder for the applicable statute of limitations period.

Section 6.11    Consent. As used in this Agreement and the Transaction Documents and any other agreement delivered in connection herewith, “Consent of the Purchasers” or similar language means the consent of holders of not less than fifty-one percent (51%) of the outstanding Preferred Shares on the date consent is requested (such Purchasers being a “Majority in Interest”). A Majority in Interest may consent to take or forebear from any action permitted under or in connection with the Transaction Documents, modify any Transaction Documents or waive any default or requirement applicable to the Company, subsidiaries or Purchasers under the Transaction Documents provided the effect of such action does not waive any accrued interest or damages and further provided that the relative rights of the Purchasers to each other remains unchanged.

Section 6.12    Successor Laws. References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms.

Section 6.13    Maximum Liability. In no event shall the liability of the Purchasers or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Purchaser or successor upon the sale of the Preferred Shares.

Section 6.14    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or e-mail, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or e-mail signature were the original thereof.

Section 6.15    Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Section 6.16    Severability. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 6.17    Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Transaction Documents.

Section 6.18    Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

[COMPANY SIGNATURE PAGES TO

SERIES A PREFERRED STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

POINT CAPITAL, INC.

By:	/s/ Richard A. Brand
Name: Richard A. Brand
Title: Chief Executive Officer

[PURCHASER SIGNATURE PAGES TO

SERIES A PREFERRED STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Purchaser:

Fax Number of Purchaser:

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount: $

Preferred Shares:

INVESTOR QUESTIONNAIRE

To: Point Capital, Inc. (the “Company”)

The information in this Accredited Investor Questionnaire (this “Questionnaire”) is being furnished to allow the Company to confirm that the undersigned is an “accredited investor,” as defined in Rule 501(a) of the Securities Act of 1933, as amended (the “Securities Act”).

By signing the Securities Purchase Agreement to which this Questionnaire is attached, you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Company’s securities will not result in a violation of the Securities Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities. All potential investors must answer all questions and complete this Questionnaire in full.

I.             The undersigned hereby represents that he, she or it is (please initial each category applicable to you in the space provided):

_____	(1)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

_____	(2)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

_____	(3)	An insurance company as defined in Section 2(13) of the Securities Act;

_____	(4)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

_____	(5)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_____	(6)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_____	(7)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_____	(8)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_____	(9)	An organization described in Section 501(c)(3) of the Internal Revenue Code, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

_____	(10)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

_____	(11)	A natural person whose individual net worth (total assets minus total liabilities), or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000, excluding the value of the primary residence of such person;

_____	(12)	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

_____	(13)	An executive officer or director of the Company;

_____	(14)	An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list below the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

II.     Exceptions to the representations and warranties made in Section 4(e) of the Securities Purchase Agreement (if no exceptions, write “none” – if left blank, the response will be deemed to be “none”):

EXHIBIT A to the

SERIES A PREFERRED STOCK PURCHASE AGREEMENT FOR

POINT CAPITAL, INC.

FORM OF CERTIFICATE OF DESIGNATION

EXHIBIT B to the

SERIES A PREFERRED STOCK PURCHASE AGREEMENT FOR

POINT CAPITAL, INC.

ESCROW AGREEMENT

EXHIBIT C to the

SERIES A PREFERRED STOCK PURCHASE AGREEMENT FOR

POINT CAPITAL, INC.

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